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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2003

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 5. Other Events and Regulation FD Disclosure.

        On October 24, 2003, CIBER, Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") with SCB Computer Technology ("SCB") whereby CIBER has agreed to acquire all of the outstanding shares of SCB. Closing of this transaction is subject to final due diligence and regulatory and SCB shareholder approval, among other things, and is expected within approximately 90 days. A copy of the Merger Agreement along with a copy of CIBER's related news release dated October 27, 2003 are attached as Exhibits to this Form 8-K.

        Also, in connection the Merger Agreement, a Voting and Option Agreement dated as of October 24, 2003 between CIBER, Inc. and T. Scott Cobb and T. Scott Cobb, Jr. and Jeffery Cobb was executed whereby these SCB shareholders have agreed to vote their shares in favor of adoption of the Merger Agreement. The subject shares represent approximately 20% of SCB's outstanding shares. A copy of the Voting and Option Agreement is attached as an Exhibit to this Form 8-K.

Item 7(c). Exhibits.

2.1
Agreement and Plan of Merger dated October 24, 2003 by and among CIBER, Inc., Daphne Acquisition Corporation and SCB Computer Technology, Inc. The exhibits and schedules to the Merger Agreement, which are listed in the Merger Agreement, are omitted. CIBER agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.

2.2
Voting and Option Agreement dated as of October 24, 2003 between CIBER, Inc. and T. Scott Cobb and T. Scott Cobb, Jr. and Jeffery Cobb

99.1
News release dated October 27, 2003 announcing CIBER in Agreement to Acquire SCB Computer Technology

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: October 30, 2003	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7(c). Exhibits.
SIGNATURE